                                                                   Exhibit 10.69


                                                           JHREF Loan No.3212525


                          REPLACEMENT RESERVE AGREEMENT


         THIS REPLACEMENT RESERVE AGREEMENT (the "AGREEMENT") is made as of the 1st day of March, 1999 by and between BIRCH POND REALTY CORPORATION, a
Delaware corporation (doing business in the State of New Hampshire as BPRC) ("BORROWER") and JOHN HANCOCK REAL ESTATE FINANCE, INC., a Delaware corporation ("LENDER").

                               W I T N E S S E T H

         WHEREAS, Borrower is the owner of a certain property (the "MORTGAGED PROPERTY") located in Tilton, Belknap County, New Hampshire, more particularly described in the Loan Documents (as hereinafter defined), and in connection therewith, Lender has loaned Borrower the principal sum of TWELVE MILLION AND 00/100 DOLLARS ($12,000,000.00) (the "LOAN"); and

         WHEREAS, the Loan is evidenced by a Note executed by Borrower as of even date herewith in the principal amount of $12,000,000.00 payable to the order of Lender (the "NOTE"); and

         WHEREAS, the Note is secured by a Mortgage dated as of even date herewith, which encumbers the Mortgaged Property, and by the other "LOAN DOCUMENTS" (as such term is defined in the Note); and

         WHEREAS, Borrower is required to complete certain capital replacements to the Mortgaged Property, which are listed in SCHEDULE 1 attached hereto (the "REPLACEMENTS"); and

         WHEREAS, Lender requires, as a condition precedent to Lender's acceptance of the Note, that Borrower make certain deposits with Lender of certain funds, to be held, released and used as provided in this Agreement to reimburse Borrower for the cost of completing the Replacements as hereinafter described.

         NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

         1. DEFINITIONS. Any capitalized term utilized herein shall have the meaning as specified in the Mortgage, unless such term is otherwise specifically defined herein.

         2.       THE DEPOSIT(S).

                  (A) INITIAL DEPOSIT. Concurrently with its execution of this Agreement, Borrower has deposited with Lender the cash sum of $0.00 ("INITIAL DEPOSIT").

                  (B) MONTHLY DEPOSITS. In addition, on each date that a regularly scheduled payment of principal and/or interest is due under the Note, Borrower shall deposit with

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                                                           JHREF Loan No.3212525

         Lender the applicable monthly deposit ("Monthly Deposit") required as set forth in SCHEDULE 2, attached hereto. The Initial Deposit, if any, and the Monthly Deposits, if any, and all other funds deposited by Borrower pursuant to this Agreement shall hereinafter be collectively referred to as the "Replacement Reserve".

                  (c) LIMITATION ON MONTHLY DEPOSITS. Provided that (i) Birch Pond Realty Corporation is the owner of the Mortgaged Property, (ii) there is no default by Borrower under the Loan Documents or this Agreement, and (iii) the Mortgaged Property is being properly maintained by Borrower, then Monthly Deposits may be suspended so long as the balance of the Replacement Reserve is at least $80,952.00 (it being understood that if any disbursements hereunder from such Replacement Reserve shall cause the balance to be less than $80,952, or if such balance shall for any other reason be less than $80,952, Monthly Deposits shall resume until the Replacement Reserve balance is again at least $80,952).

         The Replacement Reserve shall be held and released by Lender, and used by Borrower, in accordance with the terms and conditions of this Agreement. Lender (or a designated representative of Lender) shall have the sole right to make withdrawal of the Replacement Reserve in accordance with the terms and conditions of this Agreement.

         3. USE OF THE REPLACEMENT RESERVE. Except as otherwise expressly set forth herein, and provided there then exists no Event of Default under the Loan Documents, the Replacement Reserve shall be used to reimburse Borrower as provided herein for the reasonable costs and expenses incurred by Borrower in completing the Replacements. This Agreement does not constitute a guaranty of payment or performance by Lender. Lender shall have no obligation to pay any amounts to Borrower to the extent that any request exceeds the amount in the Replacement Reserve. Lender shall have no obligation to authorize any disbursement or withdrawals from the Replacement Reserve after an Event of Default.

         4.       PERFORMANCE OF REPLACEMENTS.

                  (a) Borrower shall make each Replacement when required in order to keep the Mortgaged Property in good order and repair and in a good, marketable condition and to keep the Mortgaged Property or any portion thereof from deteriorating. Borrower shall complete all such Replacements as soon as practicable following commencement of each such Replacement.

                  (b) Borrower shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by all applicable laws with regard to the Replacements, whether necessary for commencement, completion, use or otherwise.

                  (c) Borrower shall perform or cause to be performed all work in connection with the Replacements in a good and workmanlike manner, in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, any and all environmental laws and laws for the handicapped and/or disabled), and with all applicable insurance

                                                           JHREF Loan No.3212525

         requirements, which performance by Borrower shall be without regard to the sufficiency of the Replacement Reserve to cover the cost of any Replacement or the Replacements as a whole.

                  (d) If requested by Lender, in addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workers' compensation, builder's risk (if required by Lender), and public liability insurance and other insurance required under applicable laws in connection with any of the Replacements. All such policies shall be in form and amount satisfactory to Lender. All such policies which can be endorsed with standard mortgage clauses making losses payable to Lender or its assigns shall be so endorsed.

                  (e) Borrower covenants and agrees that the Replacements shall be constructed, installed or completed, as applicable, free and clear of any and all liens (including mechanic's, materialman's or other liens), claims and encumbrances whatsoever, subject to Borrower's right to contest as specified in the Mortgage (as defined in the Note).

                  (f) If at any time during the term of the Loan, Lender reasonably determines that Replacements not listed on SCHEDULE 1 are needed to keep the Mortgaged Property in good order and repair and in a good, marketable condition or to prevent deterioration of the Mortgaged Property ("Additional Replacements"), Lender may send Borrower written notice of the need for making such Additional Replacements. Borrower shall promptly, but in no event later than thirty (30) days after the date of such notice, commence making such Additional Replacements in accordance with the requirements of this Agreement. Additional Replacements shall be deemed Replacements for all purposes of this Agreement.

         5. RELEASE OF REPLACEMENT RESERVE. The following condition shall apply to any release of the Replacement Reserve to Borrower:

                  (a) If Borrower shall not then be in breach of any provision of this Agreement nor shall an Event of Default then exist under any of the Loan Documents (and no act, event or condition shall then exist that, with the giving of notice or the passage of time, or both, would constitute a breach hereunder or an Event of Default under any of the Loan Documents), then Lender, within ten (10) business days of receipt of a disbursement request ("Disbursement Request") specifying the amount requested and the Replacement for which reimbursement is requested in the form attached hereto as EXHIBIT "A" shall, subject to the terms and conditions set forth below, release to Borrower the reimbursement requested in the Disbursement Request. It is understood and agreed that releases of the Replacement Reserve will be permitted on a quarterly basis, in minimum amounts of Ten Thousand Dollars ($10,000.00);

                  (b) Borrower shall provide evidence satisfactory to Lender (including, without limitation, access to the Mortgaged Property to Lender, Lender's representatives, an architect and/or engineer specified by Lender for the purpose of an inspection of work done, at

                                                           JHREF Loan No.3212525

         Borrower's expense, if requested by Lender) that the Replacement for which the reimbursement is being requested has been completed in accordance with this Agreement.

                  (c) Borrower shall submit to Lender copies of paid invoices for the Replacements for which the reimbursement has been requested and unconditional final lien waivers and releases conforming to the requirements of local law from all parties furnishing materials and/or services in connection with the Disbursement Request;

                  (d) Borrower shall reimburse Lender all out-of-pocket inspection fees and/or reasonable attorney's fees and expenses incurred by Lender in connection with the Disbursement Request;

                  (e) Borrower shall provide Lender with such additional documents, certificates and affidavits as Lender may reasonably request, including but not limited to a "date-down" endorsement to the mortgagee's title insurance policy showing that no mechanic's or materialman's liens or other liens (that have not been bonded off to Lender's satisfaction) have been placed against the Mortgaged Property since the date of recordation of the Mortgage and that the title to the Mortgaged Property is free and clear of all liens (other than the lien of the Mortgage and any other liens previously approved in writing by the Lender, if any), provided, however, Lender shall not request such "date down" endorsements more often than two (2) times per any twelve month period, unless Lender reasonably believes that additional liens may have been placed on the Mortgaged Property; and if required by Lender, Borrower shall execute and deliver to Lender a certificate (in form and substance satisfactory to Lender) that the Replacements covered by the applicable Disbursement Request comply with, and Borrower has fully satisfied, the terms and provisions of SECTION 4 above, that the Replacements for which a Disbursement Request has been submitted have been fully paid for, and that no claim or claims exist against the Borrower or against the Mortgaged Property out of which a lien based on furnishing labor or material exists or might ripen;

                  (f) Except as set forth in SECTION 5(G) below, Lender shall not be obligated to release any portion of the Replacement Reserve (i) for the payment of the cost of an improvement or other item other than a Replacement as set forth on SCHEDULE 1 hereto or for an Additional Replacement, or (ii) for costs of a Replacement in excess of the costs approved by Lender;

                  (g) The Replacement Reserve shall remain with Lender in accordance with the terms of this Agreement for as long as any sums remain due and payable to Lender under the Loan Documents. Upon the full and final payment to Lender of all such sums, Lender shall return to Borrower the portion of the Reserve then being held by Lender.

                  (h) In addition to the conditions set forth above, Lender shall not be obligated to honor any Disbursement Request (i) in the event of Borrower's breach of any provision of this Agreement or upon the occurrence of an Event of Default under any of the other Loan Documents which breach or occurrence shall be continuing, nor (ii) upon the occurrence and

                                                           JHREF Loan No.3212525


         during the continuation of any act, event or condition then existing that, with the giving of notice or the passage of time, or both, would constitute a breach hereunder or an Event of Default under any of the Loan Documents.

         6. INSPECTIONS. Borrower shall permit Lender or Lender's representatives (including an independent person such as an engineer, architect, or inspector) to enter onto the Mortgaged Property during normal business hours (subject to the rights of tenants under their leases), and inspect the progress of any Replacements and all materials being used in connection with the Replacements. Borrower agrees to cause all contractors and subcontractors to cooperate with Lender, Lender's representatives and such other persons described above in connection with such inspections.

         7.       REMEDIES.

                  (a) In order to secure Borrower's repayment of the Note and performance of all other covenants and conditions required on the part of Borrower to be observed or performed hereunder and under the Loan Documents, Borrower, to the extent Borrower possesses any interest in the Replacement Reserve, hereby pledges, assigns and grants to Lender a continuing first lien security interest in the Replacement Reserve, and Lender is hereby given a lien upon, security title to, and a security interest in the Replacement Reserve and all documents evidencing the Replacement Reserve. Borrower hereby acknowledges that Lender has complete dominion and control over the Replacement Reserve, and Borrower shall not, without the express written consent of Lender, have any access to or right to draw against any of the Replacement Reserve.

                  (b) Upon the occurrence of an Event of Default or in the event and during the continuation of Borrower's breach of any provision of this Agreement, Lender may terminate this Agreement and shall have all remedies available under Article 9 of the Uniform Commercial Code, under common law, and under any other applicable laws and, in addition, may retain the Replacement Reserve then being held pursuant to this Agreement and apply such Replacement Reserve in such order and in such amounts as Lender shall elect, in its sole and absolute discretion: (i) to repayment of the indebtedness evidenced by the Note and the Loan Documents; (ii) toward reimbursement of Lender for any losses or expenses (including, without limitation, legal fees) suffered or incurred by Lender as a result of such default; and/or (iii) in order to proceed under existing contracts or enter into contracts with third parties to make or complete the Replacements.

                  In the Event of Default, Lender shall have the right, but not the obligation, to enter onto the Mortgaged Property and perform any and all work and labor necessary to make or complete the Replacements and/or employ watchmen to protect the Mortgaged Property from damage. All sums so expended by Lender shall be construed to have been paid to Borrower and shall be secured by the Mortgage. Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of the Borrower, enter into contracts for the completion of the Replacements, incur such obligations, enforce any contracts or agreements made by or on

                                                           JHREF Loan No.3212525


         behalf of Borrower (including the prosecution and defense of all actions or proceedings in connection with the Replacements and the payment, settlement, or compromise of all claims for materials and work performed in connection with the Replacements) and do any and all things necessary or proper to complete the Replacements. This power of attorney shall be construed to be a power coupled with an interest which cannot be revoked. Borrower hereby assigns to Lender all rights, claims and causes of action Borrower may have against any person or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right, claim or cause of action unless an Event of Default shall have occurred under the Loan Documents or Borrower shall have otherwise breached any provision in this Agreement.

         8. INDEMNIFICATION. Borrower shall hold harmless, indemnify and defend Lender from and against any and all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by Lender arising from, or in connection with, directly or indirectly, this Agreement, except to the extent arising solely out of the willful misconduct or gross negligence of Lender. This indemnity is in addition to any other indemnity agreements made by Borrower to Lender in the Mortgage, the Note or in any of the other Loan Documents. Borrower covenants and agrees that, in performing any of its duties under this Agreement, neither Lender nor any of its successors or assigns shall be liable for any losses, costs or damages which may be incurred by any of them as a result thereof, except for any losses, costs or damages arising out of the willful misconduct or gross negligence of such party.

         9.       MISCELLANEOUS.

                  (a) Except as otherwise expressly provided herein, in any instance where the consent or approval of Lender is required or may be given or where any determination, judgment or decision is to be rendered by Lender under this Agreement, such approval and consent shall be given or withheld in Lender's sole and absolute discretion.

                  (b) All notices hereunder shall be given in accordance with the provisions of the Mortgage, except all notices hereunder to Lender shall be given to the following address: John Hancock Real Estate Finance, Inc., John Hancock Place, 200 Clarendon Street, Boston, Massachusetts 02116, Attn: Mary Lou Staples, Loan Number 3212525.

                  (c) This Agreement shall be binding upon Borrower and its heirs, devisees, representatives, successors and assigns, including successors in interest of Borrower in and to all or any part of the Mortgaged Property, and shall inure to the benefit of and may be enforced by Lender and its heirs, successors, legal representatives, substitutes and assigns. Borrower shall not assign any of its rights or obligations under this Agreement.

                  (d) This Agreement is intended solely for the benefit of Borrower and Lender, and no third party shall have any right or interest in this Agreement, nor any right to enforce this Agreement against any party hereto.

                                                           JHREF Loan No.3212525


                  (e) This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower and Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

                  (f) No provision of this Agreement or action taken by Lender pursuant hereto shall be construed as acceptance or approval by Lender of any Replacement or an acknowledgment that any Replacement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority. Each and every provision for the consent, approval, inspection, review or verification by Lender hereunder is for Lender's own purpose and benefit only, and no other party may require that the same be given or be entitled to assume that Lender shall refuse to make or give the same. In addition, in no event shall any term hereof, or any action taken by Lender contemplated hereby, be deemed to be or construed as a warranty or representation by Lender as to the adequacy of any Replacement, nor that the same complies with applicable laws (including, without limitation, any and all environmental laws and laws for the handicapped and/or disabled).

                  (g) Borrower hereby covenants that Borrower shall not further pledge, assign or grant a security interest or any other interest in or to, the Replacement Reserve, or any proceeds, replacement or substitutes thereto.

                  (h) No right or remedy conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and concurrent and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

                  (i) Nothing herein or in the Loan Documents is intended to create, nor creates, nor shall be deemed to create, a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Mortgaged Property other than that of creditor or mortgagee.

                  (j) If any provisions of this Agreement shall conflict with any provisions of the other Loan Documents regarding the Replacement Reserve, the provisions contained in this Agreement shall control.

                  (k) If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

                                                           JHREF Loan No.3212525


                  (l) This Agreement shall be governed by and construed in accordance with the laws of the State of New Hampshire and the applicable laws of the United States of America.

                  (m) This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same original.

         IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first above written.

                                BORROWER:

                                BIRCH POND REALTY CORPORATION, A
                                DELAWARE CORPORATION
                                (doing business in the State of New Hampshire as BPRC)


                                By: /s/ Olga L. Conley
                                  ----------------------------------------------
                                Name:  OLGA L. CONLEY
                                Title: TREASURER


                                LENDER:

                                JOHN HANCOCK REAL ESTATE FINANCE,
                                INC., A DELAWARE CORPORATION



                                By: /s/ Timothy A. Roseen
                                  ---------------------------------------------
                                Name:  TIMOTHY A. ROSEEN
                                Title: VICE PRESIDENT

                                                           JHREF Loan No.3212525


                         LIST OF SCHEDULES AND EXHIBITS


Schedule 1 - Replacements
Schedule 2 - Monthly Deposits
Schedule 3 - Modified Monthly Deposits
Exhibit "A" - Disbursement Request (with Annex 1)

                                                           JHREF Loan No.3212525


                                   SCHEDULE 1

                                  REPLACEMENTS


                                   UNSPECIFIED





















                                  Schedule 1-1

                                                           JHREF Loan No.3212525


                                   SCHEDULE 2

                                MONTHLY DEPOSITS

The amount of each monthly deposit is Three Thousand Three Hundred Seventy-Three Dollars ($3,373.00).























                                  Schedule 2-1

                                                           JHREF Loan No.3212525


                                   SCHEDULE 3

                            MODIFIED MONTHLY DEPOSITS

                                      NONE

















                                  Schedule 3-1

                                                           JHREF Loan No.3212525


                                   EXHIBIT "A"

                           DISBURSEMENT REQUEST (NO. )

                             JHREF LOAN NO. 3212525

TO:          JOHN HANCOCK REAL ESTATE FINANCE, INC. ("LENDER")

FROM:        BIRCH POND REALTY CORPORATION ("BORROWER")


         This Disbursement Request is submitted by Borrower in accordance with the Replacement Reserve Agreement dated as of ___________, 199__, between Borrower and Lender (the "AGREEMENT"). Terms used with initial capital letters and not defined in this Disbursement Request have the meanings given them in the Agreement.

         1. Borrower hereby requests disbursement for the payment of the Replacements (or a portion thereof) in the amounts specified below:



COST OF REPLACEMENTS (include quantity, materials                 AMOUNT/PRICE
and labor)



TOTAL DISBURSEMENT REQUESTED                                      $_____________



         2. Borrower certifies, represents and warrants to Lender that all statements, invoices, bills, costs, expenses and any other sums of money owing with respect to the Replacements incurred on or before this date have been paid in full in the amounts, if any, described on a line item basis on ANNEX 1 hereto. The estimated costs of completing the uncompleted Replacements as of this date are as described on a line item basis on ANNEX 1.

         3. Borrower certifies, represents and warrants to Lender that (a) Borrower is entitled to a disbursement of the Replacement Reserve for the items and amounts requested in Section 1 above pursuant to the Agreement; (b) Borrower's representations and warranties made in the Loan Documents and the Agreement are true and correct on and as of this date; (c) no Event of Default nor any event which with the giving of notice or the lapse of time, or both, would become an Event of Default, has occurred and (d) the Replacements listed in Section 1 above have been fully paid for,


                                   Exhibit A-1

                                                           JHREF Loan No.3212525


and no claim or claims exist against the Borrower or against the Mortgaged Property out of which a lien based on furnishing labor or material exists or might ripen.


         Date: ______________, 199__.


                                             BORROWER:


                                             By:
                                             Name:
                                             Title:


         SWORN TO AND SUBSCRIBED BEFORE ME by ______________________, this _______ day of ____________, 199__.


                                              Notary Public               (Seal)
                                              Name (Print):

My Commission Expires:

Initial Approval -- Name:___________________            Date: __________________
Disbursement Approval -- Name:______________            Date: __________________













                                   Exhibit A-2

                                                           JHREF Loan No.3212525


                                     ANNEX 1


REPLACEMENTS                        AMOUNTS PAID
------------                        ------------
























                                    Annex 1-1